Exhibit 4.1
EXECUTION VERSION

EXPEDIA GROUP, INC.,

as Issuer,

the Subsidiary Guarantors, from time to time parties hereto,

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

Indenture

Dated as of February 21, 2025

EXPEDIA GROUP, INC.

Indenture Dated as of February 21, 2025.

CROSS REFERENCE SHEET*.

Showing the Location in the Indenture of the Provisions Inserted Pursuant to Sections 310 to 318(a) inclusive of the Trust Indenture Act of 1939.

Provisions of Trust Indenture Act of 1939			Indenture Provision
§	310	(a)(1)	§	8.09
		(a)(2)	§	8.09
		(a)(3)	§	Not Applicable
		(a)(4)	§	Not Applicable
		(a)(5)	§	8.08;
		(b)	§	8.08; § 8.10
§	311	(a)	§	8.13
		(b)	§	8.13
§	312	(a)	§	9.01; § 9.02(a)
		(b)	§	9.02(b)
		(c)	§	9.02(c)
§	313	(a)	§	9.03
		(b)(1)		Not Applicable
		(b)(2)	§	9.03
		(c)	§	9.03
		(d)	§	9.03
§	314	(a)	§	9.04
		(b)		Not Applicable
		(c)	§	1.02
		(d)		Not Applicable
		(e)	§	1.02
§	315	(a)(1)	§	8.01(a)(i)
		(a)(2)	§	8.01(a)(ii)
		(b)	§	8.02
		(c)	§	8.01(b)
		(d)(1)	§	8.01(a)
		(d)(2)	§	8.01(c)(ii)
		(d)(3)	§	8.01(c)(iii)
		(e)	§	7.14
§	316	(a)	§	7.12; § 7.13
		(b)	§	7.08
		(c)	§	1.04
§	317	(a)(1)	§	7.03
		(a)(2)	§	7.04
		(b)	§	12.03
§	318	(a)	§	1.08

*	This Cross Reference Sheet is not part of the Indenture.

i

v

INDENTURE, dated as of February 21, 2025, between EXPEDIA GROUP, INC., a Delaware corporation (the “Company”), the Subsidiary Guarantors, from time to time parties hereto, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee hereunder (the “Trustee”).

RECITALS OF THE COMPANY

The Company is authorized to borrow money for its corporate purposes and to issue debentures, notes or other evidences of unsecured indebtedness therefor; and for its corporate purposes, the Company has determined to make and issue its debentures, notes or other evidences of unsecured indebtedness to be issued in one or more series (the “Securities”), as hereinafter provided, up to such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors.

The Company wishes to permit certain Subsidiaries of the Company to make the Guarantees permitted pursuant to Section 3.01 and set forth in Section 13.01 with respect to Securities of certain series issued under this Indenture.

This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture, and shall be governed by such provisions; provided that if any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified; provided, further, that if any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

All things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Securities by the holders thereof and of the sum of One Dollar to the Company duly paid by the Trustee at or before the ensealing and delivery of these presents, and for other valuable considerations, the receipt whereof is hereby acknowledged, and in order to declare the terms and conditions upon which the Securities are to be issued, IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, that all the Securities are to be executed, authenticated and delivered subject to the further covenants and conditions hereinafter set forth; and the Company, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in said trust, for the benefit of those who shall hold the Securities, or any of them, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.          Definitions.

For all purposes of this Indenture, of all indentures supplemental hereto and all Securities issued hereunder except as otherwise expressly provided or unless the context otherwise requires:  (a) the terms defined in this Article shall have the meanings assigned to them in this Article, and include the plural as well as the singular; (b) all terms used in this Indenture, in any indenture supplemental hereto or in any such Securities which are defined in the Trust Indenture Act shall have the meanings assigned to them in said Act; and (c) all accounting terms not otherwise defined herein or in such Securities shall have the meanings assigned to them in accordance with generally accepted accounting principles.

Certain terms used in Article Eight hereof are defined in that Article.

“Act” when used with respect to any Holder has the meaning specified in Section 1.04(a) hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person appointed by the Trustee to act on behalf of the Trustee pursuant to Section 8.14 to authenticate Securities.

“Bankruptcy Law”:  See Section 7.01 hereof.

“Board of Directors” or “Board” means, with respect to any Person, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board or, in the case of a Person that is not a corporation, the group exercising the authority generally vested in a board of directors of a corporation.

“Board Resolution” means a copy of a resolution or resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted or a unanimous written consent executed by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City are authorized or required by law, regulation or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, partnership interests and limited liability company membership interests, but excluding any debt securities convertible into such equity.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” means the Person named as the “Company” in the preamble to this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, the “Company” shall mean such successor corporation.

“Company Order” and “Company Request” mean, respectively, a written consent, order or request signed in the name of the Company by the Chairperson of the Board, the President, the Chief Executive Officer, the Controller, the Chief Operating Officer, any Executive or Senior Vice President, Managing Director or any Vice President (whether or not designated by a number or numbers or word added before or after the title “Vice President”), the Treasurer, the Assistant Treasurer, the Chief Financial Officer, the Chief Accounting Officer, the Chief Legal Officer, the General Counsel, the Secretary or the Assistant Secretary, and delivered to the Trustee.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise.  A person shall be deemed to Control another person if such person (1) is an officer or director of the other person or (2) directly or indirectly owns or controls 10% or more of the other person’s Capital Stock.  The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Trust Office” means the designated office of the Trustee at which, at any particular time, this Indenture shall be administered; which office at the date of the execution of this Indenture is located at 190 S. LaSalle Street, Chicago, IL 60603 ATTN: Global Corporate Trust, or at any other time at such other address as the Trustee may designate from time to time by notice to the Holders.

“corporation” means a corporation, association, company or business trust.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest”:  See Section 3.08 hereof.

“Depositary” when used with respect to the Securities of any series issuable or issued, in whole or in part, in the form of a Global Security, means the Person designated as Depositary by the Company pursuant to Section 3.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

“Dollars” and the sign “$” mean the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Domestic Subsidiary” means a Subsidiary other than a Foreign Subsidiary.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Event of Default”:  See Section 7.01 hereof.

“FATCA Withholding Tax”:  See Section 1.20 hereof.

“Foreign Currency” means any currency issued by the government of any country other than the United States of America or any composite currency (including, without limitation, the European Currency Unit) acceptable to the Trustee.

“Foreign Subsidiary” means (1) any Subsidiary that is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code), (2) any Subsidiary of any entity described in clause (1) of this definition and (3) any Subsidiary that has no material assets other than Capital Stock in one or more persons that are Foreign Subsidiaries pursuant to clause (1) above.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Global Security” means a Security issued to evidence all or a part of any series of Securities which is executed by the Company and authenticated and delivered to the Depositary or pursuant to the Depositary’s instructions, all in accordance with this Indenture and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee.

“Guarantee” means any guarantee, if applicable, by any Subsidiary Guarantor endorsed on a Security authenticated and delivered pursuant to this Indenture and any Guarantees of any Subsidiary Guarantor established in accordance with Section 3.01 and set forth in Section 13.01.

“Holder” means, unless otherwise established as contemplated by Section 3.01 with respect to the Securities of any series, a Person in whose name a Security of any series is registered in the Securities Register for the Securities of such series.

“Indebtedness” means, with respect to any Person, obligations (other than Nonrecourse Obligations) of such Person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

“Indenture” means this instrument as originally executed, or as it may be amended or supplemented from time to time as herein provided, and shall include the form and terms of the Securities of each series established as contemplated by Sections 2.01 and 3.01.

“interest” when used with respect to any non-interest bearing Security means interest payable after Maturity thereof.

“Interest Payment Date” when used with respect to the Securities of any series means the Stated Maturity of an installment of interest on the Securities of such series.

“Maturity” when used with respect to any Security means the date on which the principal of such Security becomes due and payable whether at the Stated Maturity or by declaration of acceleration, call for redemption, pursuant to a sinking fund, notice of option to elect repayment or otherwise.

“Nonrecourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by the Company, any Subsidiary Guarantor or any of the Company’s other direct or indirect Subsidiaries or (2) the financing of a project involving the development or expansion of properties of the Company, any Subsidiary Guarantor or any of the Company’s other direct or indirect Subsidiaries, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Company, any Subsidiary Guarantor or any of the Company’s other direct or indirect Subsidiaries or any of the Company’s, any Subsidiary Guarantor’s or such Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Obligations”:  See Section 13.01 hereof.

“Officer” means, with respect to the Company or any Subsidiary Guarantor, the Chairperson of the Board, President, the Chief Executive Officer, the Controller, the Chief Operating Officer, any Executive or Senior Vice President, Managing Director or any Vice President (whether or not designated by a number or numbers or word added before or after the title “Vice President”), the Treasurer, the Assistant Treasurer, the Chief Financial Officer, the Chief Accounting Officer, the Chief Legal Officer, the General Counsel, the Secretary or the Assistant Secretary, in each case, of the Company or such Subsidiary Guarantor, as applicable.

“Officers’ Certificate” means a certificate signed by any two Officers of the Company.  Wherever this Indenture requires that an Officers’ Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Indenture) may be in the employ of the Company.

“Opinion of Counsel” means a written opinion from legal counsel to the Company.  The counsel may be an employee of the Company.  Opinions of Counsel required to be delivered under this Indenture may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or governmental or other officials customary for opinions of the type required, including certificates certifying as to matters of fact.

“Original Issue Discount Security” means any Security less than the principal amount of which becomes due and payable upon a declaration of acceleration pursuant to Section 7.02 hereof.

“Outstanding” when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a)         Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)         Securities or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(c)         Securities paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee is presented that any such Securities are held by a holder in due course; provided, however, that in determining whether the Holders of the requisite principal amount of Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded (Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor), and (ii) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration pursuant to Section 7.02 hereof.

“Overdue Rate” when used with respect to the Securities of any series means the rate designated as such, established as contemplated by Section 3.01 for the Securities of such series.

“Paying Agent” means any Person authorized by the Company to pay the principal of (or premium, if any) or interest, if any, on any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” when used with respect to the Securities of any series means the place or places where the principal of (and premium, if any) and interest, if any, on the Securities of such series are specified as payable, established as contemplated by Section 3.01 or, if not so established, specified in Section 12.02.

“record date”:  See Section 3.08 hereof.

“Redemption Date” when used with respect to any Security or portion thereof to be redeemed means the date fixed for such redemption pursuant hereto.

“Redemption Price” when used with respect to any Security or portion thereof to be redeemed on any Redemption Date means the price at which it is to be so redeemed, established as contemplated by Section 3.01 exclusive of interest accrued and unpaid to such Redemption Date.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee,  who customarily performs functions similar to those performed by the Persons who shall have direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“SEC” means the U.S. Securities and Exchange Commission, or any successor agency.

“Securities”:  See RECITALS OF THE COMPANY herein.

“Securities Register” and “Securities Registrar”:  See Section 3.05 hereof.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof until the exercise of such option by such holder).

“Successor”:  See Section 10.01(a) hereof.

“Subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of that date, as well as any other corporation, limited liability company, partnership, association or other entity (1) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held or (2) that is, as of that date, otherwise Controlled (within the meaning of the first sentence of the definition of “Control”), by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary Guarantor” means any Subsidiary of the Company as may from time to time provide a Guarantee with respect to the Securities of a particular series pursuant to Section 3.01 and as set forth in Section 13.01, until released from such Guarantee pursuant to the provisions of this Indenture and the terms of such series of Securities.

“Trust Indenture Act” and “TIA” mean the U.S. Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” and “TIA” mean, to the extent required by any such amendments, the U.S. Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument and, subject to the provisions of Article Eight hereof, shall also include its successors and assigns as Trustee hereunder.  If there shall be at any one time more than one Trustee hereunder, “Trustee” shall mean each such Trustee and shall apply to each such Trustee only with respect to the Securities of those series with respect to which it is serving as Trustee.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

“Vice President” when used with respect to the Company means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 1.02.          Compliance Certificates and Opinions.  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent (including any covenant compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)         a statement that each individual making such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)         a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)         a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)         a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03.          Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Any certificate, statement or opinion of an Officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such Officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion is based are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated to form one instrument.

Section 1.04.          Act of Holders.

(a)         Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 8.01 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

(b)          The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may be proved in any manner that the Trustee deems sufficient and in accordance with such reasonable requirements as the Trustee may determine.

(c)          The ownership of Securities of any series shall be proved by the Securities Register.

(d)          Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Company or any agent of the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e)          The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent or take any other action under this Indenture, which record date shall not be more than 60 days nor less than 10 days prior to the solicitation with respect thereto, and only such Holders shall be so entitled.

Section 1.05.          Notices, etc., to Trustee and Company.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a)          the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

(b)          the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as provided in Subsection (d) of Section 7.01 hereof) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  If the Company elects to give the Trustee e-mail instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 1.06.        Notice to Holders; Waiver.  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if (i) for global notes, delivered electronically in accordance with the depositary’s applicable procedures, or (ii) for certificated notes, in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such person’s address as it appears in the Securities Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Any notice delivered in the manner prescribed by this Indenture shall be deemed to have been given whether or not such Holder receives said notice.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.07.        Immunity of Incorporator, Stockholders, Officers and Directors.  No recourse shall be had for the payment of the principal of (and premium, if any) or the interest, if any, on any Security of any series, or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities are solely corporate obligations, and that no personal liability whatever shall attach to, or is incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Securities.

Section 1.08.        Conflict with Trust Indenture Act.  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision included or which is required to be included in this Indenture by the Trust Indenture Act, the duty or provision required by the Trust Indenture Act shall control.

Section 1.09.        Effect of Headings and Table of Contents.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 1.10.        Successors and Assigns.  All agreements of the Company in this Indenture and any Securities issued under this Indenture shall bind its successors and assigns.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 1.11.        Separability Clause.  In case any provision in this Indenture or in any Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of any Securities shall not in any way be affected or impaired thereby.

Section 1.12.        Benefits of Indenture.  Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13.        Governing Law.  This Indenture and each Security shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 1.14.        Cross References.  All references herein to “Articles” and other subdivisions are to the corresponding Articles or other subdivisions of this Indenture; and the words “herein”, “hereof”, “hereby”, “hereunder”, “hereinbefore” and “hereinafter” and other words of similar purport refer to this Indenture generally and not to any particular Article, Section or other subdivision hereof.

Section 1.15.        Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 1.16.        Legal Holidays.  In any case where any Interest Payment Date, Redemption Date, Stated Maturity or other payment date of a Security of any series is not a Business Day at the relevant Place of Payment with respect to Securities of such series, then notwithstanding any other provision of this Indenture or the Securities, payment of interest, if any, principal, if any, premium, if any, or other amounts, if any, with respect to such Security need not be made at such Place of Payment on such date but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made at the Stated Maturity or on such Interest Payment Date, Redemption Date or other payment date, and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or other payment date, as the case may be.

Section 1.17.        Securities in Foreign Currencies.  Whenever this Indenture provides for any action by, or any distribution to, Holders of Securities denominated in Dollars and in any Foreign Currency, in the absence of any provision to the contrary established as contemplated by Section 3.01 for the Securities of any particular series, any amount in respect of any Security denominated in a Foreign Currency shall be treated for any such action or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of such date as the Company may specify in a Company Order.

Section 1.18.        Waiver of Jury Trial.  EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES ISSUED UNDER THE INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 1.19.        Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, epidemic, pandemic or disease, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.20.        FATCA.  The Trustee and the Company shall each be entitled to deduct any withholding tax required to be withheld under Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretations thereof (“FATCA Withholding Tax”), and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding Tax. Each of the Company and the Trustee agrees to reasonably cooperate and to use commercially reasonable efforts to provide information as each may have in its possession to enable the determination of whether any payments pursuant to this Indenture are subject to FATCA Withholding Tax.

Section 1.21.        Electronic Signatures.  For the avoidance of doubt, for all purposes of this Indenture and any document to be signed or delivered in connection with or pursuant to this Indenture (except where a manual signature is expressly required by the terms of this Indenture), the words “execution,” “signed,” “signature,” “delivery,” and words of like import shall be deemed to include electronic signatures, including without limitation digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), deliveries or the keeping of records in electronic form, as the case may be, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.  The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

ARTICLE TWO

SECURITY FORMS

Section 2.01.        Forms Generally.  The Securities of each series shall be in substantially the forms as shall be established by or pursuant to Board Resolution or one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

The definitive Securities of each series shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.02.          Form of Certificate of Authentication.  The Certificate of Authentication on all Securities shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	U.S. Bank Trust Company,
National Association, as Trustee

By
[Authorized Officer]

or
By
[As Authenticating Agent]

By
[Authorized Officer]

Section 2.03.          Securities in Global Form.  If any Security of a series is issuable as a Global Security (in whole or in part), such Global Security may provide that it shall represent the aggregate principal amount of Outstanding Securities of such series from time to time represented thereby in the records of the Trustee or endorsed thereon and may also provide that the aggregate principal amount of Outstanding Securities of such series represented thereby in the records of the Trustee or endorsed thereon may from time to time be reduced or increased.  Any change in the records of the Trustee or any endorsement of a Global Security to reflect the aggregate principal amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in accordance with provisions established as contemplated by Section 3.01.

ARTICLE THREE

THE SECURITIES

Section 3.01.        Amount Unlimited; Issuable in Series.  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series.  There shall be established in or pursuant to a Board Resolution or one or more indentures supplemental hereto, prior to the issuance of any Securities of any series:

(a)
the title of the Securities of such series (which shall distinguish the Securities of such series from all other series of Securities);

(b)
any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered pursuant to Section 3.05, 3.06, 3.07, 4.07, or 11.07 hereof);

(c)
the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of and premium, if any, on the Securities of such series is payable;

(d)
the Persons to whom interest on Securities of such series shall be payable, if other than the Persons in whose names such Securities are registered at the close of business on the record date for such interest;

(e)
the rate or rates, or the method to be used in determining the rate or rates, at which the Securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest shall be payable and, if other than as set forth in Section 3.08 hereof, the record date for the determination of Holders to whom such interest is payable, and the basis upon which Interest shall be calculated if other than as set forth in Section 3.11;

(f)
the place or places at which (i) the principal of and premium, if any, and interest, if any, on Securities of such series shall be payable if other than as set forth in the third sentence of Section 12.02, (ii) registration of transfer of Securities of such series may be effected if other than as set forth in Section 3.05 and the third sentence of Section 12.02, (iii) exchanges of Securities of such series may be effected if other than as set forth in Section 3.05 and the third sentence of Section 12.02 and (iv) notice and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served;

(g)
if such is the case, that the principal of such Securities shall be payable without the presentment or surrender thereof;

(h)
the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of such series may be redeemed, in whole or in part, at the option of the Company, at the option of a Holder or otherwise;

(i)
the obligation, if any, of the Company to redeem, purchase or repay Securities of such series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of such series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(j)
if other than Dollars, the Foreign Currency or Foreign Currencies in which payment of the principal of and premium, if any, and interest, if any, on the Securities of such series shall be payable or in which such Securities will be denominated;

(k)
if the principal of and premium, if any, or interest, if any, on the Securities of such series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency (including a composite currency) other than that in which such Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

(l)
if denominated or payable in any coin or currency, including composite currencies, other than Dollars, or if the terms of the Securities provide that the principal amount thereof payable at maturity may be more or less than the principal face amount thereof at original issuance, the method by which the Securities of such series shall be valued, which may be any reasonable method, against the Securities of all other series for voting, the giving of any request, demand, authorization, direction, notice, consent or waiver, distribution and all other purposes hereof and any provisions required for purposes of applying Sections 6.01 and 6.02 hereof;

(m)
if the amount of payments of principal of and premium, if any, or interest, if any, on the Securities of such series may be determined with reference to an index, the formula or other method (which may be based on one or more currencies (including a composite currency), commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

(n)
if other than denominations of $2,000 and any integral multiple thereof, the denominations in which Securities of such series shall be issuable;

(o)
if other than the principal amount thereof, the portion of the principal amount of Securities of such series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 7.02 hereof or the method by which such portion shall be determined;

(p)
any addition to, or modification or deletion of, any Event of Default or any covenant of the Company specified herein with respect to the Securities of such series;

(q)
if other than the rate of interest stated in the title of the Securities of such series, the applicable Overdue Rate;

(r)
if the Securities of such series do not bear interest, the applicable dates for purposes of Section 9.01 hereof;

(s)
the inapplicability to the Securities of such series of Section 6.01 relating to satisfaction, discharge and defeasance of Securities or, if applicable, any modification to Section 6.01 with respect to the Securities of such series;

(t)
if other than U.S. Bank Trust Company, National Association is to act as Trustee for the Securities of such series, the name and Corporate Trust Office of such Trustee;

(u)
whether the Securities of such series shall be issued in whole or in part in the form of a Global Security or Securities and, in such case, if other than as set forth in this Base Indenture, the terms and conditions upon which such Global Security or Securities may be exchanged in whole or in part for other definitive Securities, the Depositary for such Global Security or Securities (which shall be a clearing agency registered under the Exchange Act, or any other applicable statute or regulation, to the extent required thereunder), whether such Global Security shall be permanent or temporary, any limitations on the rights of the Holder or Holders to transfer or exchange the same or to obtain the registration of transfer thereof, any limitations on the rights of the Holder or Holders thereof to obtain certificates in definitive form, and, the provisions for determining the aggregate principal amount of Outstanding Securities from time to time represented thereby and any and all matters incidental to such Global Security or Securities;

(v)
if the Securities of such series may be converted into or exchanged for other securities of the Company or any other Persons, the terms and conditions pursuant to which the Securities of such series may be converted or exchanged;

(w)
if the principal of or premium, if any, or interest, if any, on the Securities of such series are to be payable, at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the method by which such amount shall be determined, and the periods within which, and the terms and conditions upon which, any such election may be made;

(x)
if the Securities of such series are to be secured;

(y)
if the Securities of such series are to be issued upon the exercise of a warrant or right, the time, manner and place for such Securities to be authenticated and delivered;

(z)
if Securities of such series are guaranteed by any Subsidiary Guarantors and any deletions from, modifications to or additions to Article Thirteen, the Events of Default or covenants with respect to such Subsidiary Guarantors with respect to Securities of such series, whether or not such changes are consistent with Article Thirteen, the Events of Default or covenants set forth herein;

(aa)
the subordination, if any, of the Securities of the series pursuant to this Indenture and any changes or additions to the provisions of this Indenture then in effect;

(bb)
with regard to Securities of the series that do not bear interest, the dates for certain required reports to the Trustee;

(cc)
whether and under what circumstances the Company will pay additional amounts to non-United States Holders of Securities of such series in respect of any tax assessment or government charge;

(dd)
the date as of which any Global Securities will be dated if other than the date of original issuance of the first Securities of a particular series to be issued; and

(ee)
any other terms of the Securities of such series (which terms shall conform to any applicable requirements of the TIA, and shall not materially adversely affect the rights of the Holders of Securities then outstanding).

All Securities of any one series shall be substantially identical except as to principal amount and except as may otherwise be established as contemplated by this Section 3.01.

Section 3.02.        Denominations.  Unless otherwise established as contemplated by Section 3.01, the Securities of each series shall be issuable only in registered form without coupons in such denominations as shall be established as contemplated by Section 3.01 or in the absence thereof, in denominations of $2,000 and any integral multiple thereof.

Section 3.03.          Authentication and Dating.  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication.  Except as otherwise provided in this Article, the Trustee shall thereupon authenticate and deliver, or cause to be authenticated and delivered, said Securities pursuant to a Company Order.  In authenticating (or causing authentication of) such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Company shall provide the Trustee with, prior to the authentication of such Securities, and (subject to Sections 8.01 and 8.03 hereof) the Trustee shall be fully protected in relying upon:

(a)          a Board Resolution relating thereto and, if applicable, an appropriate record of any action taken pursuant to such resolution, in each case certified by the Secretary or an Assistant Secretary of the Company;

(b)          an executed supplemental indenture, if any, relating thereto;

(c)          an Officers’ Certificate setting forth the form and terms of the Securities of such series as established as contemplated by Sections 2.01 and 3.01 hereof (to the extent not set forth in the documents delivered pursuant to Subsection 3.03(a) or 3.03(b)) and stating that all conditions precedent provided for in this Indenture relating to the issuance of such Securities have been complied with, that no Event of Default with respect to the Securities of any Series has occurred and is continuing and that the issuance of such Securities is not and will not result in a Default or Event of Default; and

(d)          an Opinion of Counsel stating:

(i) that the form and terms of such Securities have been established as contemplated by Sections 2.01 and 3.01 in conformity with the provisions of this Indenture; and

(ii) that such Securities, when executed and delivered by the Company, and authenticated and delivered by or on behalf of the Trustee in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to such qualifications as are set forth in such Opinion of Counsel.

The Trustee shall have the right to decline to authenticate and deliver, or cause to be authenticated and delivered, any Securities under this Section 3.03 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders or would otherwise adversely affect its rights, duties, obligations or immunities hereunder.

Each Security shall be dated the date of its authentication.

Section 3.04.        Execution of Securities.  The Securities shall be signed in the name and on behalf of the Company by the manual or electronic signature of an Officer of the Company, whose signature may be imprinted or otherwise reproduced thereon, including without limitation via DocuSign.  Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by or on behalf of the Trustee by manual signature, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by or on behalf of the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Securities shall cease to be such Officer before the Securities so signed shall have been authenticated and delivered by or on behalf of the Trustee, or disposed of by the Company, such Securities nevertheless may be authenticated and delivered or disposed of as though the person who signed such Securities had not ceased to be such officer of the Company; and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

Section 3.05.        Exchange and Registration of Transfer of Securities.  Securities of any series (except for Global Securities, which may only be exchanged in limited circumstances described below) may be exchanged for a like aggregate principal amount of Securities of the same series of other authorized denominations.  Unless otherwise established as contemplated by Section 3.01, Securities to be exchanged shall be surrendered at any of the offices or agencies of the Company maintained as provided in Section 12.02 hereof for such purpose, and the Company shall execute and register, or cause to be registered, and the Trustee shall authenticate and deliver, or cause to be authenticated and delivered, in exchange therefor the Security or Securities which the Holder making such exchange shall be entitled to receive.

Unless otherwise established as contemplated by Section 3.01, the Company shall keep at the office or agency in the same city in which the Corporate Trust Office of the Trustee is located, a register for the Securities of each series issued hereunder (the register maintained at such office or agency and at any other office or agency of the Company in a Place of Payment being herein collectively referred to as the “Securities Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities of such series and registration of transfer of such Securities as provided in this Article.  Such Securities Register shall be in written form or in any other form capable of being converted into written form within a reasonable time.  The Trustee is hereby initially appointed “Securities Registrar” for the purpose of registering Securities and registering transfers of Securities as herein provided.  Upon due presentment for registration of transfer of any Security of any series at any of the offices or agencies of the Company maintained as provided in Section 12.02 hereof for such purpose, the Company shall execute and register, or cause to be registered, and the Trustee shall authenticate and deliver, or cause to be authenticated and delivered, in the name of the transferee or transferees a new Security or Securities of the same series in authorized denominations for an equal aggregate principal amount.

Every Security issued upon registration of transfer or exchange of Securities pursuant to this Section 3.05 shall be the valid obligation of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Security or Securities surrendered upon registration of such transfer or exchange.

All Securities presented for registration of transfer or for exchange, redemption or payment shall (if so required by the Company, the Trustee or the Securities Registrar) be duly endorsed by, or be accompanied by, a written instrument or instruments of transfer in form satisfactory to the Company, the Trustee and the Securities Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.07, 4.07 or 11.07 hereof not involving any transfer.

The Company shall not be required (a) to issue, register the transfer of or exchange any Security of any series during a period beginning at the opening of business 15 days before the day of the delivery of a notice of redemption of Securities of such series and ending at the close of business on the day of such delivery or (b) to register the transfer of or exchange any Security selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not to be redeemed.

Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.  Notwithstanding the foregoing and except as otherwise specified as contemplated by Section 3.01, no Global Security shall be registered for transfer or exchange, or authenticated or delivered, pursuant to this Section 3.05 or Sections 3.06, 3.07, 4.07 or 11.07 in the name of a Person other than the Depositary for such Security or its nominee until (i) the Depositary with respect to a Global Security notifies the Company in writing that it is unwilling or unable to continue as Depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation if required thereunder, and the Company notifies the Trustee that it is unable to locate a qualified successor Depositary, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so transferable and exchangeable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series.  Upon the occurrence in respect of any Global Security of any series of any one or more of the conditions specified in clauses (i), (ii) or (iii) of the preceding sentence or such other conditions as may be specified as contemplated by Section 3.01 for such series, such Global Security may be registered for transfer or exchange for Securities registered in the names of, or authenticated and delivered to, such Persons as the Depositary with respect to such series shall instruct the Trustee in writing.  The Trustee, upon receipt of such instruction, will authenticate and deliver Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

Except as provided in the preceding paragraph, any Security authenticated and delivered upon registration of transfer or, or in exchange for, or in lieu of, any Global Security or any portion thereof, whether pursuant to this Section 3.05, Sections 3.06, 3.07, 4.07 or 11.07 or otherwise, shall also be a Global Security.  Notwithstanding any other provision of this Indenture, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or to another Depositary or a nominee thereof or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or to another Depositary or a nominee thereof.

Upon such terms established as contemplated by Section 3.01 with respect to the Securities of any series, the Depositary for the Securities of such series may surrender a Global Security for such series in exchange in whole or in part for Securities of such series of like tenor and terms and in definitive form.  Thereupon the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, without service charge, (i) to the Depositary or to each Person specified by such Depositary a new Security or Securities of the same series, of like tenor and terms in definitive form and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security, and (ii) to such Depositary a new Global Security of like tenor and terms and in a principal amount equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered pursuant to clause (i).

Upon the exchange of a Global Security for Securities in definitive form, such Global Security shall be cancelled by the Trustee.  Definitive Securities issued in exchange for a Global Security pursuant to this Section shall either be in global form, established as contemplated by Sections 2.01 and 3.01, or shall be registered in such names and in such authorized denominations and delivered to the Depositary or to such Persons at such addresses as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing.

The Trustee, registrar and transfer agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under this Indenture or under applicable law with respect to any transfer or exchange of any interest in any Security (including any transfers between or among Depositary participants or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 3.06.        Mutilated, Destroyed, Lost or Stolen Securities.  In case any temporary or definitive Security of any series shall become mutilated or be destroyed, lost or stolen, and in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company in the case of a mutilated Security shall, and in the case of a lost, stolen or destroyed Security may in its discretion, execute, and upon a Company Request the Trustee shall authenticate and deliver, or cause to be authenticated and delivered, a new Security of the same series bearing a number, letter or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen, or if any such Security shall have become due and payable or shall be about to become due and payable, instead of issuing a substituted Security, the Company may pay or authorize the payment of the same without surrender thereof (except in the case of a mutilated Security).  In every case the applicant for a substituted Security shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Upon the issuance of any substituted Security under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and any Authenticating Agent) connected therewith.

Every substituted Security of any series issued pursuant to the provisions of this Section 3.06 by virtue of the fact that any Security of such series is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.  All Securities shall be held and owned upon the express condition that the foregoing provisions of this Section 3.06 are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities and shall preclude (to the extent lawful) any and all other rights or remedies with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 3.07.          Temporary Securities.  Pending the preparation of definitive Securities of any series the Company may execute and the Trustee shall authenticate and deliver, or cause to be authenticated and delivered, temporary Securities of such series (printed, lithographed, typewritten, mimeographed or otherwise produced).  Temporary Securities shall be issuable in any authorized denomination and substantially in the form of the definitive Securities in lieu of which they are issued but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee.  Every such temporary Security shall be executed by the Company and shall be authenticated by or on behalf of Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Securities in lieu of which they are issued.  Without unreasonable delay the Company will execute and deliver to the Trustee definitive Securities of such series and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor, at any of the offices or agencies of the Company maintained as provided in Section 12.02 hereof for such purpose, and the Trustee shall authenticate and deliver, or cause to be authenticated and delivered, in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of such series.  Such exchange shall be made by the Company at its own expense and without any charge therefor except that in case of any such exchange involving any registration of transfer the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.  Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series authenticated and delivered hereunder.  Notwithstanding the foregoing provisions of this Section 3.07, Global Securities may remain in temporary form and, unless otherwise established as contemplated by Section 3.01, shall not be exchangeable for definitive Global Securities.

Section 3.08.        Payment of Interest; Interest Rights Preserved.  The Holder at the close of business on any record date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding the cancellation of such Securities upon any transfer or exchange subsequent to the record date and prior to such Interest Payment Date.  Except as otherwise established as contemplated by Section 3.01 for Securities of a particular series, the term “record date” as used in this Section 3.08 with respect to any Interest Payment Date, shall mean the last day of the calendar month preceding such Interest Payment Date if such Interest Payment Date is the fifteenth day of the calendar month, and shall mean the fifteenth day of the calendar month preceding such Interest Payment Date if such Interest Payment Date is the first day of the calendar month, whether or not such day shall be a Business Day.

If and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on such record date by virtue of having been such Holder; and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a)          The Company may make payment of any Defaulted Interest to the Holders entitled thereto at the close of business on a subsequent record date established in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each applicable Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as in this clause (a) provided.  Thereupon the Trustee shall fix a record date for the payment of such Defaulted Interest which shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the record date therefor to be delivered electronically or mailed first-class postage prepaid, to each Holder entitled thereto at his address as it appears on the Securities Register, not less than 10 days prior to such record date.  Notice of the proposed payment of such Defaulted Interest and the record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders of applicable Securities at the close of business on such record date (notwithstanding the cancellation of such Securities upon any transfer or exchange subsequent to such record date and prior to such payment) and shall no longer be payable pursuant to the following clause (b).

(b)          The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of such series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.  Subject to the foregoing provisions of this Section 3.08, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.09.        Persons Deemed Owners.  Prior to the due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and premium, if any and (subject to Section 3.08 hereof) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Securities Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests and they shall be protected in acting or refraining from acting on any such information provided by the Depositary.

Section 3.10.        Cancellation.  All Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer or for credit against any sinking fund shall, if surrendered to the Company or any Paying Agent or any Securities Registrar, be surrendered to the Trustee and promptly cancelled by it, or, if surrendered to the Trustee, shall be promptly cancelled by it, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture.  The Trustee shall dispose of cancelled Securities and deliver a certificate of such disposal to the Company upon its request therefor unless, by a Company Order, the Company directs that such cancelled Securities be returned to it.  If the Company shall acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation.

Section 3.11.        Computation of Interest.  Except as otherwise established as contemplated by Section 3.01 hereof for Securities of any series, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.12.        CUSIP.  The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE FOUR

REDEMPTION OF SECURITIES

Section 4.01.        Applicability of Article.  The provisions of this Article shall be applicable to all Securities which are redeemable before their Stated Maturity except as otherwise established as contemplated by Section 3.01 hereof for Securities of any series.

Section 4.02.        Election to Redeem; Notice to Trustee.  In case of any redemption at the election of the Company of less than all of the Securities of a series, the Company shall, at least five Business Days prior to the date chosen for giving such notice to the Holders (unless the Trustee shall agree to a shorter period), deliver to the Trustee an Officers’ Certificate setting forth such Redemption Date, the principal amount of Securities of such series to be redeemed and that such redemption complies with the conditions under this Indenture.

Section 4.03.        Selection by Trustee of Securities to Be Redeemed.  If less than all the Securities of any series are to be redeemed, the particular Securities of such series to be redeemed shall be selected not more than 60 days prior to the Redemption Date, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and in accordance with applicable Depositary procedures and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of such series or any integral multiple thereof) of the principal of Securities of a denomination greater than the minimum authorized denomination for Securities of such series.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed, whether or not such provisions so provide.

Section 4.04.        Notice of Redemption.  At least 15 days but not more than 60 days before a date for redemption of any Security of any series, the Company shall mail by first-class mail or electronically deliver a notice of redemption to each Holder of such Securities of such series to be redeemed at its registered address.  Notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent.  In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed.

The notice shall identify the Securities of any series to be redeemed and shall state:

(a)         the aggregate amount of Securities of such series to be redeemed;

(b)         the Redemption Date;

(c)          the Redemption Price (or the method of calculating such price) and the amount of accrued interest to be paid, if any;

(d)          the name and address of the Paying Agent;

(e)          that Securities of such series called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued and unpaid interest, if any;

(f)          if fewer than all the outstanding Securities of such series are to be redeemed, the certificate number (if certificated) and principal amounts of the particular Securities of such series to be redeemed;

(g)          that, unless the Company defaults in making such redemption payment, interest on Securities of such series (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

(h)          the CUSIP number, or any similar number, if any, printed on the Securities being redeemed;

(i)          that no representation is made as to the correctness or accuracy of the CUSIP number, or any similar number, if any, listed in such notice or printed on the Securities of such series; and

(j)          any condition precedent to such redemption.

At the Company’s written request (which may be rescinded or revoked at any time prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the name of the Company and at the Company’s expense.  In such event, the Company shall provide the Trustee with the information required by this Section 4.04 at least five Business Days prior to the date chosen for giving such notice to the Holders (unless the Trustee shall agree to a shorter period).  The notice, if mailed or electronically delivered in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or electronic delivery or any defect in the notice to the Holder of any Security of any series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Securities of any series.

Section 4.05.        Deposit of Redemption Price.  By no later than 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or any of its Subsidiaries is the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the Redemption Price of and accrued and unpaid interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation.  All money, if any, earned on funds held by the Paying Agent shall be remitted to the Company.  In addition, the Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest, if any, on, all Securities to be redeemed.

Unless the Company defaults in the payment of such Redemption Price, interest on the Securities or portions of Securities to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

Section 4.06.        Securities Payable on Redemption Date.  Once notice of redemption is mailed or electronically delivered in accordance with Section 4.04, subject to the satisfaction of any conditions precedent set forth in such notice, Securities called for redemption shall become due and payable on the Redemption Date and at the Redemption Price as stated in the notice.  Upon surrender to the Paying Agent on or after the Redemption Date, such Securities shall be paid at the Redemption Price stated in the notice, plus accrued and unpaid interest to the Redemption Date; provided that the Company shall have deposited the Redemption Price with the Paying Agent or the Trustee on or before 11:00 a.m. (New York City time) on the date of redemption.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.  Holders of record on the relevant record date shall be entitled to receive interest due on an interest payment date occurring on or prior to a Redemption Date.

Section 4.07.        Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof (at the Company’s expense) a new Security, equal in principal amount to the unredeemed portion of the Security surrendered; provided that each new Security shall be in a minimum denomination or an integral multiple in excess thereof as contemplated by Section 3.01 or Section 3.02.

ARTICLE FIVE

SINKING FUNDS

Section 5.01.        Applicability of Article.  The provisions of this Article Five shall be applicable to any sinking fund for the retirement of Securities except as otherwise established as contemplated by Section 3.01 for Securities of any series.

The minimum amount of any sinking fund payment established as contemplated by Section 3.01 for Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any permitted payment in excess of such minimum amount established as contemplated by Section 3.01 for Securities of any series is herein referred to as an “optional sinking fund payment.”

Section 5.02.        Satisfaction of Mandatory Sinking Fund Payments with Securities.  In lieu of making all or any part of any mandatory sinking fund payment with respect to any Securities of a series in cash, the Company may at its option (a) deliver to the Trustee Securities of that series theretofore purchased or otherwise acquired by the Company, or (b) receive credit for the principal amount of Securities of that series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities; provided that such Securities have not been previously so credited.  Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

Section 5.03.          Redemption of Securities for Sinking Fund.  Not less than 15 days prior to each sinking fund payment date for the Securities of any series, the Company will deliver to the Trustee a certificate signed by an Officer of the Company specifying the amount of such next ensuing mandatory sinking fund payment, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of such series pursuant to Section 5.02 (which Securities will accompany such certificate) and whether the Company intends to make any permitted optional sinking fund payment in connection therewith.  Such certificate shall also state that no Event of Default has occurred and is continuing with respect to Securities of such series.  Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date.  In the case of the failure of the Company to deliver such certificate when due (or to deliver the Securities specified in this Section 5.03) the sinking fund payment due on the next succeeding sinking fund payment date for Securities of that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in Section 5.02 and without the right to make any optional sinking fund payment, in connection therewith.

Any sinking fund payment or payments (mandatory or optional) with respect to the Securities of any particular series made in cash plus any unused balance of any preceding sinking fund payments with respect to Securities of such series made in cash which shall equal or exceed $100,000 or the equivalent thereof in the Foreign Currency in which such series is denominated (or a lesser sum if the Company shall so request) shall be applied by the Trustee on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date following the date of such payment) to the redemption of such Securities at the Redemption Price specified in such Securities for operation of the sinking fund together with accrued interest, if any, to the date fixed for redemption.  Any sinking fund moneys not so applied or allocated by the Trustee to the redemption of such Securities shall be added to the next cash sinking fund payment received by the Trustee for Securities of such series and, together with such payment, shall be applied in accordance with the provisions of this Section 5.03.  Any and all sinking fund moneys with respect to the Securities of any particular series held by the Trustee on the last sinking fund payment date with respect to Securities of such series and not held for the payment or redemption of particular Securities shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Securities of such series at Maturity.

The Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in the first paragraph of Section 4.03 hereof and the Company shall cause notice of the redemption thereof to be given in the manner provided in Section 4.04 hereof.  Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 4.06 and 4.07 hereof.

On or before any sinking fund payment date, the Company shall deposit with the Trustee an amount of money sufficient to pay any interest accrued to the Redemption Date for Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 5.03.

The Trustee shall not redeem any Securities of any series with sinking fund moneys or deliver any notice of redemption of Securities of such series by operation of the sinking fund therefor during the continuance of a default in payment of interest on Securities of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to Securities of such series, except that if the notice of redemption of any Securities of such series shall theretofore have been mailed in accordance with the provisions hereof, the Trustee shall redeem such Securities if cash sufficient for that purpose shall be deposited with the Trustee for that purpose in accordance with the terms of this Article Five.  Except as aforesaid, any moneys in the sinking fund for Securities of such series at the time when any such default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default, be held as security for the payment of such Securities; provided, however, that in case such Event of Default or default shall have been cured or waived as, provided herein, such moneys shall thereafter be applied on the next sinking fund payment date for such Securities on which such moneys may be applied pursuant to the provisions of this Section 5.03.

ARTICLE SIX

DISCHARGE OF INDENTURE; DEFEASANCE

Section 6.01.          Discharge of Liability on Securities; Defeasance.

(a)          With respect to any Securities of or within a series, when (i) the Company delivers to the Trustee all Outstanding Securities of such series that have not already been delivered to the Trustee for cancellation or (ii) (A) all Outstanding Securities have become due and payable, whether at maturity, as a result of repayment at the option of the Holders or as a result of the mailing or electronic delivery of a notice of redemption pursuant to Article Four hereof or (B) the Securities of such series shall become due and payable at their Stated Maturity within one year, or the Securities of such series are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and, in each case of this clause (ii), the Company irrevocably deposits or causes to be deposited with the Trustee in trust funds in U.S. dollars in an amount sufficient, or U.S. Government Obligations, which through the scheduled payment of principal of and interest thereon will be sufficient, or a combination thereof sufficient, without reinvestment, in the written opinion of a nationally recognized firm of independent accounts (which need not be provided if only U.S. dollars shall have been deposited), to pay at maturity or upon redemption all Outstanding Securities of such series, including interest thereon to maturity or such Redemption Date, and if in the case of either clause (i) or (ii) the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 6.01(c), cease to be of further effect.  The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate from the Company and an Opinion of Counsel from the Company that all conditions precedent provided herein relating to satisfaction and discharge of this Indenture have been complied with.

(b)          Subject to Sections 6.01(c) and 6.02, the Company at any time may terminate (i) all of its obligations under the Securities of any series and this Indenture (“legal defeasance option”) or (ii) the operation of Sections 7.01(d), 7.01(e), 7.01(f) and 7.01(i) (“covenant defeasance option”) and, if specified pursuant to Section 3.01, its obligations under any other covenant.  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option with respect to the Securities of any series, payment of the Securities of such series may not be accelerated because of an Event of Default.  If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 7.01(d), 7.01(e), 7.01(f) and 7.01(i).

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c)          Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 3.06, 6.04, 6.05, 6.06, 8.07, 8.10, 12.01, 12.02 and 12.04 shall survive until the Securities of such series have been paid in full.  Thereafter, the Company’s and the Trustee’s obligations in Sections 6.04, 6.05 and 8.07 shall survive such satisfaction and discharge.

Section 6.02.          Conditions to Defeasance.  The Company may exercise its legal defeasance option or its covenant defeasance option with respect to a series of Securities only if:

(a)          the Company irrevocably deposits or causes to be deposited in trust with the Trustee funds in U.S. dollars in an amount sufficient, or U.S. Government Obligations, which through the scheduled payment of principal of and interest thereon will be sufficient, or a combination thereof sufficient, without reinvestment to pay the principal, premium, if any, and interest when due on all Outstanding Securities of such series (except Securities replaced pursuant to Section 3.06) to maturity or redemption, as the case may be;

(b)          unless only U.S. dollars shall have been so deposited, the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their written opinion that the scheduled payments of principal and interest on the deposited U.S. Government Obligations plus any deposited money shall be sufficient, without reinvestment, to pay the principal, premium, if any, and interest when due on all Outstanding Securities of such series to maturity or redemption, as the case may be;

(c)          91 days pass after the deposit is made and during the 91-day period no default specified in Section 7.01(g) or Section 7.01(h) occurs which is continuing at the end of the period;

(d)          the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Subsidiary Guarantors;

(e)          in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(f)          in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(g)          the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article Six have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article Four.

Section 6.03.          Application of Trust Money.  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article Six.  It shall apply the deposited money and the money from U.S. Government Obligations (including the proceeds thereof) either directly or through the Paying Agent as the Trustee may determine and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.

Section 6.04.          Repayment to the Company.  The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date of payment of such principal and interest, and, thereafter, Holders of Securities of the applicable series entitled to the money must look to the Company for payment as general creditors.

Any unclaimed funds held by the Trustee pursuant to this Section 6.04 shall be held uninvested and without any liability for interest.

Section 6.05.          Indemnity for Government Obligations.  The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Securities; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder’s account.

Section 6.06.          Reinstatement.  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article Six by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities of the applicable series shall be revived and reinstated as though no deposit had occurred pursuant to this Article Six until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article Six; provided, however, that (a) if the Company has made any payment of interest on or principal of any Securities following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company’s obligations has occurred and continues to be in effect.

ARTICLE SEVEN

REMEDIES

Section 7.01.          Events of Default.

“Event of Default” whenever used herein with respect to Securities of any series means any one of the following events and such other events as may be established with respect to the Securities of such series as contemplated by Section 3.01 hereof, continued for the period of time, if any, and after the giving of notice, if any, designated herein or therein, as the case may be, unless the same is either not applicable to the Securities of such series or is deleted or modified in the terms of the Securities of such series established as contemplated by Section 3.01 hereof:

(a)          there is a default in any payment of interest on any Security of such series when the same becomes due and payable, and such default continues for 30 days;

(b)          there is a default in the payment of the principal or premium, if any, of any Security of such series when the same becomes due and payable at its Stated Maturity, upon optional redemption or otherwise;

(c)          there is a default in the making or satisfaction of any sinking fund payment or analogous obligation when the same becomes due and payable by the terms of the Securities of such series;

(d)          the Company or, if Guarantees are issued, any Subsidiary Guarantor fails to comply with any of its agreements in respect of the Securities of such series contained in this Indenture or in such Securities (other than those referred to in clauses (a), (b) and (c)) or established as contemplated by Section 3.01 hereof for the Securities of such series, and such failure continues for 90 days after the notice specified below;

(e)          there is a failure to make any payment at maturity, including any applicable grace period, in respect of Indebtedness of the Company or any of its Subsidiaries (other than Indebtedness of the Company or any of its Subsidiaries owing to the Company or any of its Subsidiaries) in an amount in excess of $100,000,000 or the equivalent thereof in any other currency or composite currency and such failure shall have continued for 30 days after the notice specified below; provided, however, that if any such failure shall cease, or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been cured;

(f)          there is a default with respect to any Indebtedness of the Company or any of its Subsidiaries (other than Indebtedness of the Company or of any of its Subsidiaries owing to the Company or any of its Subsidiaries), which default results in the acceleration of such Indebtedness in an amount in excess of $100,000,000 or the equivalent thereof in any other currency or composite currency without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of 30 days after the notice specified below; provided, however, that if any such default or acceleration shall be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been cured;

(g)          the Company or, if Guarantees are issued, any Subsidiary Guarantor, pursuant to or within the meaning of any Bankruptcy Law:

(i)          commences a voluntary case;

(ii)         consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

(iii)        consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv)        makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(h)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)          is for relief against the Company or, if Guarantees are issued, any Subsidiary Guarantor in an involuntary case;

(ii)         appoints a Custodian of the Company or for any substantial part of the property of the Company or, if Guarantees are issued, any Subsidiary Guarantor; or

(iii)        orders the winding up or liquidation of the Company or, if Guarantees are issued, any Subsidiary Guarantor;

(or any similar relief is granted under any foreign laws) and the order, decree or relief remains unstayed and in effect for 60 consecutive days; or

(i)          if Guarantees are issued, the Guarantee of any Subsidiary Guarantor ceases to be in full force and effect during its term or such Subsidiary Guarantor denies or disaffirms in writing its obligations under the terms of this Indenture or its Guarantee, in each case, other than any such cessation, denial or disaffirmation in connection with the termination of such Guarantee pursuant to the provisions of Article Thirteen.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

If any failure, default or acceleration referred to in clause (e) or (f) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon cured.

A Default with respect to Securities of such series under clause (d), (e) or (f) of this Section 7.01 is not an Event of Default until the Trustee (by notice to the Company) or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series (by notice to the Company and to the Trustee) gives notice of the Default and the Company does not cure such Default within the time specified in said clause (d), (e) or (f) after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 7.02.          Acceleration of Maturity; Rescission and Annulment.  If an Event of Default with respect to the Securities of any series at the time outstanding (other than an Event of Default specified in Section 7.01(g) or Section 7.01(h) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders, shall, declare the principal of (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series), premium, if any, and accrued and unpaid interest on all the Securities of such series to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest shall be due and payable immediately.

If an Event of Default with respect to Securities of any series at the time outstanding specified in Section 7.01(g) or Section 7.01(h) with respect to the Company occurs and is continuing, the principal of (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series), premium, if any, and accrued and unpaid interest on all of the Securities of such series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

The Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, by notice to the Trustee may waive all defaults with respect to such Securities and rescind and annul such declaration and its consequences and rescind an acceleration and its consequences if all existing Events of Default with respect to Securities of such series have been cured or waived except nonpayment of principal of, premium, if any, or interest on such Securities that has become due solely because of such acceleration.  No such waiver and rescission shall affect any subsequent default or impair any right consequent thereon.

Section 7.03.       Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that if

(a)          default is made in the payment of any installment of interest on any Security of any series when such interest becomes due and payable and such default continues for a period of 30 days,

(b)          default is made in the payment of all or any part of the principal of (or premium, if any, on) any Security of any series at the Maturity thereof, or

(c)          default is made in the making or satisfaction of any sinking fund payment or analogous obligation when the same becomes due pursuant to the terms of the Securities of any series established as contemplated by Section 3.01, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder of any such Security (or Holders of Securities of any such series in the case of clause (c) above), the whole amount then due and payable on any such Security (or Securities of any such series in the case of clause (c) above) for principal, premium, if any, and interest, if any, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the Overdue Rate of any such Security (or Securities of any such series in the case of clause (c) above); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel, and all other amounts owing the Trustee under Section 8.07.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decrees, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default occurs and is continuing with respect to the Securities of any series, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities of such series by such appropriate judicial proceedings as such Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 7.04.       Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of any Securities of any series allowed in any judicial proceedings relative to the Company, its creditors or any other obligor upon the Securities, or any of their creditors or the property of the Company or such other obligor or their creditors and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders of any Securities of any series in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder of any Securities of any series to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of any Securities of any series, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 8.07.

Section 7.05.       Trustee May Enforce Claims without Possession of Securities.  All rights of action and claims under this Indenture or the Securities of any series may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 7.06.       Application of Money Collected.  Any money or other property collected by the Trustee pursuant to Article Seven hereof, or any money or other property otherwise distributable in respect of the Company’s obligations under this Indenture, shall be applied in the following order:

FIRST:  to the Trustee (including any predecessor Trustee) for amounts due under Section 8.07 hereof;

SECOND:  to Holders of any Securities of any series for amounts due and unpaid on such Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

THIRD:  to the Company.

The Trustee may, upon prior written notice to the Company, fix a record date and payment date for any payment to Holders of any Securities of any series pursuant to this Section 7.06.  At least 15 days before such record date, the Company shall mail or electronically deliver to each such Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 7.07.        Limitation on Suits.  A Holder of any Security of any series may not pursue any remedy with respect to this Indenture or such Security unless:

(a)          an Event of Default shall have occurred and be continuing and such Holder gives to the Trustee prior written notice stating that an Event of Default with respect to the Securities of such series is continuing;

(b)          the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series shall make a written request to the Trustee to pursue the remedy;

(c)          such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any costs, liabilities or expenses in compliance with such request;

(d)          the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(e)          the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Holder of a Security of such series may not use this Indenture to prejudice the rights of another Holder of a Security of such series or to obtain a preference or priority over another Holder of a Security of such series.

Section 7.08.       Unconditional Right of Holders to Receive Principal, Premium and Interest.  Notwithstanding any other provision of this Indenture, the right of any Holder of a Security of any series to receive payment of principal of, premium, if any, and interest on the Securities of such series held by such Holder, on or after the respective due dates expressed or provided for in the Securities of such series, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 7.09.       Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Trustee and such Holder shall continue as though no such proceeding had been instituted.

Section 7.10.       Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of the Securities of any series is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.11.        Delay or Omission Not Waiver. No delay or omission of the Trustee or of the Holders of the Securities of any series to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Seven or by law to the Trustee or to such Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holders, as the case may be.

Section 7.12.       Control by Holders.  Upon provision of security or indemnity satisfactory to the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Securities or of exercising any trust or power conferred on the Trustee.  However, the Trustee, which may conclusively rely on opinions of counsel, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Holders of Securities of such series or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any actions or forbearances taken or suffered in accordance with such direction are unduly prejudicial to Holders of such Securities of such series not joining in such direction).

Section 7.13.       Waiver of Past Defaults.  The Holders of no less than a majority in aggregate principal amount of the Outstanding Securities of any series by notice to the Trustee may, on behalf of the Holders of such Outstanding Securities, waive any past or existing default or Event of Default and its consequences except (1) a default or Event of Default in the payment of the principal of, premium, if any, or interest on a Security of such series or (2) a default or Event of Default in respect of a provision that under Section 11.02 cannot be amended without the consent of each Holder of each such Outstanding Security affected.  When a default or Event of Default is waived, such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any consequent right.

Section 7.14.       Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 7.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.08 or a suit by Holders of more than 10% in aggregate principal amount of the Outstanding Securities of any series.

Section 7.15.       Waiver of Stay or Extension Laws.  The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE EIGHT

THE TRUSTEE

Section 8.01.       Certain Duties and Responsibilities.

(a)          Except during the continuance of an Event of Default with respect to the Securities of any series,

(i)          the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of such series and all other series, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

(ii)         in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate mathematical calculations or other facts stated therein); and

(iii)        the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the Company or the Holders of any series of Outstanding Securities in accordance with Section 7.12 of this Indenture.

(b)          In case an Event of Default has occurred and is continuing with respect to the Securities of any series, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to the Securities of such series, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)          this Subsection shall not be construed to limit the effect of Subsection (a) of this Section 8.01;

(ii)         the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)        the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in respect of the Securities of any series in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of such series pursuant to Section 7.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv)        no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)          Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.01.

Section 8.02.        Notice of Defaults.  Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit electronically or by mail to all Holders of the Securities of such series, as their names and addresses appear in the Securities Register, notice of such default hereunder with respect to the Securities of such series known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of principal of (or premium, if any) or interest, if any, on any Security of such series, or in the payment of any sinking fund installment or analogous obligation in respect thereof, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of such Holders; and provided, further, that in the case of any default of the character specified in Section 7.01(d) hereof no such notice to Holders shall be given until at least 30 days after the occurrence thereof.  For the purpose of this Section 8.02, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

Section 8.03.       Certain Rights of Trustee.  Subject to Section 8.01 hereof:

(a)          the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)          any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)          whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d)          the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith in reliance thereon;

(e)          the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to such Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)          the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry;

(g)          the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)          the Trustee shall not be deemed to have knowledge of an Event of Default unless a Responsible Officer of the Trustee shall have received actual written notification or obtained actual knowledge;

(i)          delivery of reports, information and documents to the Trustee under Section 9.04 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates);

(j)          in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k)          the rights, privileges, protections, immunities and benefits given to the Trustee pursuant to this Indenture, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(l)          the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

(m)          the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 8.04.       Not Responsible for Recitals or Issuance of Securities.  The recitals contained herein and in the Securities, except the certificates of authentication, shall be taken as the statements of the Company, and the Trustee and any Authenticating Agent assume no responsibility for their correctness.  The Trustee and any Authenticating Agent make no representations as to the validity or sufficiency of this Indenture or of the Securities.  The Trustee and any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 8.05.       May Hold Securities.  The Trustee, any Paying Agent, Securities Registrar, Authenticating Agent or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities of any series and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Securities Registrar, Authenticating Agent or such other agent.

Section 8.06.       Money Held in Trust.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on or investment of any money received by it hereunder except as otherwise agreed in writing with the Company and for the sole benefit of the Company.

Section 8.07.       Compensation and Reimbursement.  The Company and the Subsidiary Guarantors, jointly and severally, agree:

(a)          to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)          except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of any Authenticating Agent), except to the extent any such expense, disbursement or advance shall have been caused by its negligence, bad faith or willful misconduct; and

(c)          to indemnify each of the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, claim, damage, liability or expense (whether brought by the Company, Guarantor, any Holder, or any third-party) arising out of or in connection with the acceptance or administration of this trust and performance of their duties hereunder, including without limitation, enforcing the terms of this Indenture and the indemnifications provided herein, including the costs and expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), and including fees and disbursements of their counsel of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder, except as to the Trustee or any agent to the extent any such loss, liability or expense shall have been caused by its own negligence, bad faith or willful misconduct.

As security for the performance of the obligations of the Company under this Section 8.07, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest, if any, on particular Securities.  The provisions of this Section 8.07 shall survive any Trustee succession, resignation or removal, and the satisfaction and discharge of this Indenture.  “Trustee” for purposes of this Section 8.07 shall include any predecessor trustee but the negligence, bad faith or willful misconduct of any Trustee shall not affect the rights of any other Trustee under this Section 8.07.

When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in Section 7.01(g) or Section 7.01(h), the expenses (including the reasonable charges and expenses of counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

Section 8.08.       Disqualification; Conflicting Interests.  To the extent that the Trust Indenture Act applies to this Indenture or any Securities, if the Trustee has or will acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, if applicable, the Trustee will not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series if all such series rank equally at the time of issuance.

Section 8.09.       Corporate Trustee Required; Different Trustees for Different Series; Eligibility.  There shall at all times be a Trustee hereunder for the Securities of each series which shall be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority, and, if there is such a corporation that has a corporate trust office in the Borough of Manhattan, The City of New York, the State of New York, or in such other city as shall be established as contemplated by Section 3.01 with respect to the Securities of any series that is willing to act upon reasonable and customary terms, having a corporate trust office in the Borough of Manhattan or such other city.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  A different Trustee may be appointed by the Company for the Securities of each series prior to the issuance of such Securities.  If the initial Trustee for the Securities of any series is to be other than U.S. Bank Trust Company, National Association, the Company and such Trustee shall, prior to the issuance of such Securities, execute and deliver an indenture supplemental hereto, which shall provide for the appointment of such Trustee as Trustee for the Securities of such series and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.  If at any time the Trustee for the Securities of any series shall cease to be eligible in accordance with the provisions of this Section 8.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Eight.

Section 8.10.       Resignation and Removal; Appointment of Successor.

(a)          No resignation or removal of the Trustee for the Securities of any series and no appointment of a successor Trustee for the Securities of such series pursuant to this Article Eight shall become effective until the acceptance of appointment by the successor Trustee under Section 8.11 hereof.

(b)          The Trustee, or any Trustee or Trustees hereafter appointed for the Securities of any series, may resign at any time with respect to the Securities of one or more or all such series by giving written notice thereof to the Company.  If an instrument of acceptance by a successor Trustee for the Securities of any series shall not have been delivered to the Trustee for the Securities of such series within thirty days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee for the Securities of such series.

(c)          The Trustee for the Securities of any series may be removed at any time with respect to one or more or all such series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such one or more series (each voting as a class) delivered to such Trustee and to the Company.  If an instrument of acceptance by a successor Trustee for the Securities of any series shall not have been delivered to the Trustee for the Securities of such series within thirty days after the giving of such notice  of removal, the Trustee to be removed may petition at the expense of the Company any court of the competent jurisdiction for the appointment of a successor Trustee for the Securities of such series.

(d)          If at any time:

(i)          the Trustee for the Securities of any series shall fail to comply with Section 310(b) of the Trust Indenture Act with respect to the Securities of such series after written request therefor by the Company or by any Holder of Securities of such series who has been a bona fide Holder of a Security of such series for at least six months, or

(ii)          such Trustee shall cease to be eligible under Section 8.09 hereof and shall fail to resign after written request therefor by the Company or by any such Holder of Securities, or

(iii)          such Trustee shall become incapable of acting with respect to the Securities of such series or shall be adjudged a bankrupt or insolvent or a receiver of such Trustee or of its property shall be appointed or any public officer shall take charge or control of such Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such ease, (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 7.14 hereof, any Holder of a Security of such series who has been a bona fide Holder of such Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee for the Securities of such series.

(e)          If the Trustee for the Securities of any series shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for the Securities of any series for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee for the Securities of such series.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee for the Securities of such series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee for the Securities of such series and supersede the successor Trustee appointed by the Company.  If no successor Trustee for the Securities of such series shall have been so appointed by the Company or such Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee for the Securities of such series.

(f)          The Company shall give notice of each resignation and each removal of the Trustee for the Securities of any series and each appointment of a successor Trustee for the Securities of such series by delivering written notice of such event electronically or by first-class mail, postage prepaid, to the Holders of the Securities of such series as their names and addresses appear in the Securities Register.  Each notice shall include the name of such successor Trustee and the address of its Corporate Trust Office.

Section 8.11.        Acceptance of Appointment by Successor.  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 8.07 hereof.  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

In case of the appointment hereunder of a successor Trustee for the Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor Trustee for the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee for the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

No successor Trustee for the Securities of any series shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified under Section 310(b) of the Trust Indenture Act and eligible under Section 8.09.

Section 8.12.       Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee for the Securities of any series may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of such Trustee, shall be the successor of the Trustee for such series hereunder, provided such corporation shall be, with respect to such series, otherwise qualified and eligible under this Article Eight, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities of any series shall have been authenticated, but not delivered, by the Trustee for such series or an Authenticating Agent for such series, then in office, any successor by merger, conversion or consolidation to such authenticating Trustee or Authenticating Agent, as the case may be, may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee or successor Authenticating Agent had itself authenticated such Securities.

Section 8.13.       Preferential Collection of Claims against Company.  Reference is made to Section 311 of the Trust Indenture Act, for purposes of which:

(a)          The term “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

(b)          The term “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 8.14.       Authenticating Agent.  The Trustee may appoint an Authenticating Agent for the Securities of each series which shall be acceptable to the Company, to act on behalf of such Trustee and subject to its direction in connection with the authentication of the Securities of such series.  Each Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal or State authority.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.14 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Securities of any series authenticated by the Authenticating Agent for the Securities of such series shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee for the Securities of such series.  Whenever reference is made in this Indenture to the authentication and delivery of Securities of any series by the Trustee or such Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by the Authenticating Agent for the Securities of such series and a certificate of authentication executed on behalf of the Trustee by such Authenticating Agent.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to the Securities of all series for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company.  The Trustee may at any time terminate the agency of any Authenticating Agent for the Securities of any series by giving written notice of termination to such Authenticating Agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.14, with respect to the Securities of one or more or all series, the Trustee promptly shall appoint a successor Authenticating Agent which shall be acceptable to the Company, and upon doing so shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders of the Securities of such series as the names and addresses of such Holders appear upon the Securities Register.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder with like effect as if originally appointed as Authenticating Agent hereunder.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.14.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments subject to the provisions of Section 8.07 hereof.

ARTICLE NINE

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 9.01.       Company to Furnish Trustee Names and Addresses of Holders.  The Company will furnish or cause to be furnished to the Trustee (a) semi-annually, on a date not more than 15 days after each regular record date with respect to an Interest Payment Date, if any, for the Securities of each series, and (b) on semi-annual dates in each year to be established as contemplated by Section 3.01 hereof if the Securities of any series do not bear interest and (c) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of the Company, or any of its Paying Agents other than the Trustee, as to the names and addresses of the Holders of the Securities of such series, obtained since the date as of which the next previous list, if any, was furnished.  Any such list may be dated as of a date not more than 15 days prior to the time such information is furnished or caused to be furnished and need not include information received after such date; provided, however, that as long as the Trustee is the Securities Registrar for the Securities of such series, no such list shall be required to be furnished.

Section 9.02.       Preservation of Information; Communications to Holders.

(a)          The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of the Securities of each series contained in the most recent list furnished to such Trustee as provided in Section 9.01 hereof or in the Securities Register if such Trustee be the Securities Registrar for such series and the names and addresses of Holders received by the Trustee in its capacity as Paying Agent for the Securities of such series.  The Trustee may destroy any list furnished to it as provided in Section 9.01 hereof upon receipt of a new list so furnished.

(b)          To the extent that the Trust Indenture Act applies to this Indenture or any Securities, the rights of the Holders to communicate with other Holders of Securities of the same series or of all series with respect to their rights under this Indenture or under the Securities of such series or of all series, as the case may be, and the corresponding rights and privileges of the Trustee, will be as provided by the Trust Indenture Act.

(c)          Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them will be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

Section 9.03.       Reports by Trustee.  As promptly as practicable after each January 15 beginning with the January 15 following the date of this Indenture, and in any event prior to March 15 in each year, the Trustee shall mail or electronically deliver to each Holder of any Outstanding Securities of any series a brief report dated as of such January 15 that complies with Section 313(a) of the Trust Indenture Act if required by such Section 313(a).  The Trustee also shall comply with Section 313(b) of the Trust Indenture Act.  The Trustee shall promptly deliver to the Company a copy of any report it delivers to Holders pursuant to this Section 9.03.  A copy of each report at the time of its mailing or electronic delivery to Holders of any Outstanding Securities of any series shall be filed by the Trustee with the SEC and each stock exchange (if any) on which such Outstanding Securities are listed.  The Company agrees to notify promptly the Trustee in writing whenever any Outstanding Securities of any series become listed on any stock exchange and of any delisting thereof.

Section 9.04.       Reports by Company.  The Company shall comply with all the applicable provisions of Section 314(a) of the Trust Indenture Act.  Delivery of such information, documents or reports to the Trustee pursuant to such provisions is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officers’ Certificate).

ARTICLE TEN

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 10.01.     When the Company or a Subsidiary Guarantor May Merge or Transfer Assets.  Neither the Company nor any Subsidiary Guarantor may consolidate with or sell, lease or convey all or substantially all of its properties or assets to, or merge with or into, in one transaction or a series of related transactions, any other Person, unless:

(a)          the Company, or in the case of a Subsidiary Guarantor, such Subsidiary Guarantor, shall be the continuing Person, or the successor Person formed by or resulting from such consolidation or merger or the Person which receives the transfer of such properties or assets (the “Successor”) shall be a Person organized and existing under the laws of the United States of America or any State or jurisdiction thereof and the Successor (if not the Company or such Subsidiary Guarantor, as the case may be) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company or such Subsidiary Guarantor, as the case may be, under the Securities, this Indenture and any Guarantee, as applicable (provided that such Successor shall not be required to assume the obligations of any such Subsidiary Guarantor if (I) such Successor is already a Subsidiary Guarantor or (II) such Successor would not, after giving effect to such transaction, be required to guarantee the Securities of such series under the provisions of Article Thirteen);

(b)          immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c)          the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, sale or lease and such supplemental indenture (if any) comply with clauses (a) and (b) above.

Section 10.02.     Successor Corporation Substituted.  The Successor will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Subsidiary Guarantor under this Indenture.  The Company or such Subsidiary Guarantor shall be relieved of all obligations and covenants under the Securities, the Guarantees, if any, and this Indenture to the extent the Company or such Subsidiary Guarantor was the predecessor Person; provided that in the case of a lease of all or substantially all of the Company’s properties or assets, the Company will not be released from the obligation to pay the principal of, premium, if any, and interest on the Securities.  Notwithstanding any provision to the contrary, the restrictions contained in this Article Ten shall not apply to any merger or consolidation of a Subsidiary Guarantor into, or any sale, lease or conveyance of assets by a Subsidiary Guarantor to, the Company or any other Subsidiary Guarantor or to any Subsidiary Guarantor upon any termination of the Guarantee of that Subsidiary Guarantor in accordance with this Indenture.

ARTICLE ELEVEN

SUPPLEMENTAL INDENTURES

Section 11.01.     Supplemental Indentures without Consent of Holders.  Without notice to or the consent of any Holders, the Company and the Trustee at any time and from time to time may enter into one or more indentures supplemental hereto for any of the following purposes:

(a)          to cure any ambiguity, omission, defect or inconsistency;

(b)          to evidence the succession of another Person to the Company or any Subsidiary Guarantor, and the assumption by any such Person of the obligations of the Company or such Subsidiary Guarantor herein and in the Securities contained, in each case, in accordance with the provisions of Article Ten;

(c)          to add any additional Events of Default;

(d)          to add to the covenants of the Company or any Subsidiary Guarantor, for the benefit of the Holders of the Securities of any or all series or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;

(e)          to establish the form and terms of the Securities of any series as contemplated by Section 2.01 or 3.01 hereof;

(f)          to add to or change any of the provisions of this Indenture as is necessary or advisable to facilitate the issuance of Securities of any series in bearer form, registrable or nonregistrable as to principal and with or without interest coupons, and to provide for exchangeability of such Securities with the Securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose, or to permit or facilitate the issuance of Securities in uncertificated form;

(g)          to evidence and provide for the acceptance of appointment hereunder of a Trustee other than U.S. Bank Trust Company, National Association, as Trustee for the Securities of any series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 8.09 hereof;

(h)          to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series or to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 8.11 hereof;

(i)          to add to, change or eliminate any of the provisions of this Indenture; provided, that any such addition, change or elimination (i) shall become effective only when no Security of any series entitled to the benefits of such provision and issued prior to the execution of such supplemental indenture is outstanding or (ii) shall not apply to any outstanding Security;

(j)          to add one or more guarantees for the benefit of the Holders;

(k)          to evidence the release of any Subsidiary Guarantor from its Guarantee in accordance with this Indenture;

(l)          to add collateral security with respect to the Securities of any series or any Guarantee;

(m)          to comply with any requirements in connection with qualifying this Indenture under the Trust Indenture Act;

(n)          to comply with the rules of any applicable securities depository;

(o)          to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities issued in registered form for purposes of Section 163(f) of the Code;

(p)          to conform the text of this Indenture, any supplemental indenture or the Securities of any series to the “Description of Notes” applicable to such series of Securities; or

(q)          to make any change if the change does not adversely affect in any material respect the interests of any Holder.

After an amendment under this Section 11.01 becomes effective, the Company shall mail or electronically deliver to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 11.01.

Section 11.02.     Supplemental Indentures with Consent of Holders.

Subject to Sections 7.12 and 7.13 hereof, with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of each series affected thereby (including consents obtained in connection with a tender offer or exchange for such Securities), by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(a)          change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the interest thereon, or the premium, if any, payable on the redemption thereof, or change the Place of Payment, or the coin or currency in which any Security or the interest, if any, thereon is payable, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the Maturity thereof or adversely affect the right of repayment, if any, at the option of the Holder, or reduce the amount of, or postpone the date fixed for, any payment under the sinking fund for any Security, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(b)          reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

(c)          modify any of the provisions of this Section 11.02 or Section 7.13 hereof, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has been expressly included solely for the benefit of the Securities of one or more particular series, or which modifies the rights of the Holders of the Securities of one or more such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of the Securities of any other series.

It shall not be necessary for any Act of Holders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 11.03.     Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Eleven or the modifications thereby of the trusts created by this Indenture, the Trustee for the Securities of any series shall be provided with, and (subject to Sections 8.01 and 8.03 hereof) shall be fully protected in relying upon (in addition to the requirements under Section 1.02), an Opinion of Counsel and an Officers’ Certificate each stating that the execution of such supplemental indenture complies with the provisions of this Article Eleven and that such supplemental indenture is the legal, valid and binding obligation of the Company in accordance with its terms subject to customary exceptions.  Such Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects such Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 11.04.     Notice of Supplemental Indenture.  After the execution by the Company and the appropriate Trustee of any supplemental indenture pursuant to Section 11.02 hereof, the Company shall transmit to all Holders of Securities of any series affected thereby, as their names and addresses appear in the Securities Register, a notice setting forth in general terms the substance of such supplemental indenture.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 11.05.     Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article Eleven, this indenture shall be modified in accordance therewith but only with respect to the Securities of each series affected by such supplemental indenture, and such supplemental indenture shall form a part of this Indenture for all purposes with respect to the Securities of such series; and every Holder of Securities of any such series theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 11.06.     Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article Eleven shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 11.07.      Reference in Securities to Supplemental Indentures.  Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Eleven may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities so modified as to conform to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by or on behalf of such Trustee in exchange for Outstanding Securities of the same series.

ARTICLE TWELVE

COVENANTS

Section 12.01.     Payment of Principal, Premium and Interest.  The Company will duly and punctually pay the principal of, premium, if any, and interest, if any, on the Securities of each series in accordance with the terms of such Securities established as contemplated by Section 3.01 and this Indenture.

Section 12.02.     Maintenance of Office or Agency.  The Company will maintain in each Place of Payment for the Securities of any series, an office or agency where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served; provided, however, that at the option of the Company payment of interest may be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.  With respect to the Securities of any series, such office or agency and each Place of Payment shall be as established as contemplated by Section 3.01.  In the absence of establishment as contemplated by Section 3.01 with respect to the Securities of any series, (i) the Place of Payment for such Securities shall be in the city that the Corporate Trust Office shall be in and (ii) such office or agency in such Place of Payment shall initially be the Corporate Trust Office of the Trustee.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee for the Securities of each series with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of such Trustee, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands with respect to the Securities of such series.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Place of Payment) where the Securities of one or more series may be presented or surrendered for any or all of such purposes specified above, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for such purpose.

Section 12.03.     Money for Securities Payments to Be Held in Trust.  If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on, any of the Securities of any series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of such series of its failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on, any Securities of any series, deposit with a Paying Agent for the Securities of such series a sum sufficient to pay the principal, premium, if any, or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, if any, and (unless such Paying Agent is the Trustee for the Securities of such series) the Company will promptly notify such Trustee at its Corporate Trust Office of its failure so to act.

The Company will cause each Paying Agent for the Securities of any series other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 12.03, that such Paying Agent will

(a)          hold all sums held by it for the payment of the principal of, premium, if any, or interest, if any, on the Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)          give such Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal, premium, if any, or interest, if any; and

(c)          at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by such Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to such Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Section 12.04.     Compliance Certificate.  The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate signed by its principal executive officer, principal financial officer or principal accounting officer, which Officers’ Certificate shall comply with the provisions of Section 314 of the Trust Indenture Act, stating whether or not to the knowledge of the signers thereof any Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) occurred during the previous fiscal year, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

Section 12.05.     Corporate Existence.  Except as otherwise permitted by Article Ten, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation or other Person.

Section 12.06.     Permit No Vacancy in Office of Trustee.  The Company, whenever necessary to avoid or fill a vacancy in the office of the Trustee for the Securities of any series, will appoint, in the manner provided in Section 8.10 hereof, a Trustee for the Securities of such series, so that there shall at all times be a Trustee for the Securities of every series hereunder.

Section 12.07.     Waiver.  Without limitation of the rights of the Holders and the Company with respect to waivers and amendments set forth in Sections 7.13 and 11.02, the Company may omit in any particular instance to comply with a covenant or provision hereof which non-compliance could constitute a default hereunder (other than (i) a covenant or provision with respect to the payment of the principal of (or premium, if any) or interest, if any, on any Security of any series, or in payment of any sinking fund installment or analogous obligation with respect to the Securities of such series or (ii) a covenant or provision which under Article Eleven hereof cannot be modified or amended without the consent of the Holder of each Outstanding Security affected thereby), if before or after the time for such compliance the Holders of at least a majority in principal amount of the Securities at the time Outstanding of any series affected by the omission shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or provision, but no such waiver shall extend to or affect such covenant or provision except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or provision shall remain in full force and effect.

ARTICLE THIRTEEN

GUARANTEES

Section 13.01.     Guarantees.  If Securities of or within a series are specified, as contemplated by Section 3.01, to be guaranteed by any Subsidiary Guarantor, then such Subsidiary Guarantor hereby fully unconditionally and irrevocably guarantees, jointly and severally, as primary obligor and not merely as surety, to each Holder of any such Security and to the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of (and premium, if any) and interest, if any, on any such Security and all other obligations of the Company under this Indenture and any such Security (the “Obligations”) to the Trustee and to the Holders.  Each of the Subsidiary Guarantors further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article Thirteen notwithstanding any extension or renewal of any Obligation.

Each of the Subsidiary Guarantors waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment.  Each of the Subsidiary Guarantors waives notice of any default under any such Security or the Obligations.  The obligations of each of the Subsidiary Guarantors hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, any such Security or any other agreement or otherwise, (b) any extension or renewal of any thereof, (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement, (d) the release of any security held by any Holder of any such Security or the Trustee for the Obligations or any of them or (e) any change in the ownership of the Company.

Each of the Subsidiary Guarantors further agrees that its Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder of any such Security to any security held for payment of the Obligations.

The obligations of each of the Subsidiary Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each of the Subsidiary Guarantors herein shall not be discharged or impaired or otherwise affected by the failure of any Holder of any such Security to assert any claim or demand or to enforce any remedy under this Indenture, any such Security or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of each of the Subsidiary Guarantors or would otherwise operate as a discharge of the Subsidiary Guarantors as a matter of law or equity.

Each of the Subsidiary Guarantors further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest, if any, on any of the Obligations is rescinded or must otherwise be restored by any Holder of any such Security upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder of any such Security has at law or in equity against any of the Subsidiary Guarantors by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each of the Subsidiary Guarantors hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders of any such Security an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

Each of the Subsidiary Guarantors further agrees that, as between itself, on the one hand, and the Holders of any such Security, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Guarantee.

Each of the Subsidiary Guarantors also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section 13.01.

Section 13.02.     No Subrogation.  Notwithstanding any payment or payments made by any Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder of any such Security against the Company or any collateral security or guarantee or right of offset held by the Trustee or any Holder of any such Security for the payment of the Obligations, nor shall any of the Subsidiary Guarantors seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders of any such Security by the Company on account of the Obligations are paid in full.  If any amount shall be paid to any of the Subsidiary Guarantors on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders of any such Security, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.

Section 13.03.     Consideration.  Each of the Subsidiary Guarantors has received, or shall receive, direct or indirect benefits from the making of its Guarantee.

Section 13.04.     Limitation on Subsidiary Guarantor Liability.  Each Subsidiary Guarantor, and by its acceptance of Securities, each Holder of any such Security, hereby confirms that it is the intention of all such parties that the Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders of any such Security and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Guarantor under this Article Thirteen, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.  Each Subsidiary Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

Section 13.05.     Execution and Delivery.  To evidence its Guarantee set forth in Section 13.01 hereof, each Subsidiary Guarantor hereby agrees that this Indenture (or a supplemental indenture, as the case may be) shall be executed on behalf of such Subsidiary Guarantor by one of its Officers, managers, its trustee, its managing member or its general partner, as the case may be.

Each Subsidiary Guarantor hereby agrees that its Guarantee set forth in Section 13.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the any such Security.

If an Officer, manager, trustee, managing member or general partner of a Subsidiary Guarantor whose signature is on this Indenture (or a supplemental indenture, as the case may be) no longer holds that office at the time the Trustee authenticates any such Security, the Guarantee shall be valid nevertheless.

The delivery of any such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

Section 13.06.     Release of Subsidiary Guarantors.  A Subsidiary Guarantor will be automatically released from all its obligations under the Securities, this Indenture and its Guarantee, and its Guarantee will automatically terminate (1) [Reserved], (2) upon the exercise of the legal defeasance option or the covenant defeasance option pursuant to Section 6.01(b), or upon satisfaction and discharge of this Indenture pursuant Section 6.01(a) and (3) upon the consummation of any sale or other disposition of any or all of the Capital Stock of such Subsidiary Guarantor (including by way of merger or consolidation) or other transaction such that after giving effect to such sale, disposition or other transaction such Subsidiary Guarantor is no longer a Domestic Subsidiary of the Company.  Upon request of the Company, the Trustee shall evidence such release by a supplemental indenture or other instrument which may be executed by the Trustee without the consent of any Holder.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

EXPEDIA GROUP, INC.,
as the Company

By:	/s/ Satinder Thiara
Name:	Satinder (Tara) Thiara
Title:	Senior Vice President and Treasurer

CRUISE, LLC
EAN.COM, LP
EXPEDIA GROUP COMMERCE, INC.
EXPEDIA, INC.
HIGHER POWER NUTRITION COMMON HOLDINGS, LLC
HOMEAWAY SOFTWARE, INC.
HOMEAWAY.COM, INC.
HOTELS.COM GP, LLC
HOTELS.COM, L.P.
HOTWIRE, INC.
HRN 99 HOLDINGS, LLC
LEMS I LLC
LIBERTY PROTEIN, INC.
O HOLDINGS INC.
ORBITZ, LLC
ORBITZ WORLDWIDE, INC.
TRAVELSCAPE, LLC
VRBO HOLDINGS, INC.
WWTE, INC.,
as Subsidiary Guarantors

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Linda Garcia
Name:	Linda Garcia
Title:	Vice President

[Signature Page to Indenture]